Exhibit 10.18(b)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) is made and entered into as of this 4th  day of November, 2011 (the “Effective Date”) by and between NetView 5 and 6 LLC (“Landlord”) and Dyax Corp (“Tenant”).

BACKGROUND

A. Landlord and Tenant entered into an office lease dated July 14, 2011 (the “Lease”) for premises (the “Original Premises”) containing approximately 44,568 rentable square feet on the 2nd and 3rd floors of the building located at 55 Network Drive, Burlington, Massachusetts (the “Building”), as shown on Exhibits A and A-1 to the Lease.

B. Tenant desires, and Landlord has agreed, to enlarge the Original Premises by the inclusion of other rentable space in the Building on the third floor, shown cross-hatched as the “Additional Tenant Space” on the plan attached hereto as Exhibit A  (the “Additional Space”).

NOW THEREFORE, in consideration of the Additional Space and the mutual agreements contained herein, the parties agree as follows:

1. The recitals set forth above are hereby incorporated by reference.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

2. As of the Effective Date, the Original Premises shall be enlarged by the inclusion of the Additional Space. The Additional Space shall be leased to Tenant in “as-is” condition, on all the same terms and conditions of the Lease, as hereby amended, for a term commencing on the Effective Date and running co-terminously with the Term of the Lease, to expire on the Expiration Date.  Tenant acknowledges that Landlord has no obligation to construct or prepare the Additional Space for Tenant’s use or occupancy and that Landlord has made no representations or warranties as to the condition or suitability of the Additional Space for Tenant’s use.

3. In implementation of the inclusion of the Additional Space, Section 1.1 of the Lease, the Reference Data, shall be amended as follows, as of the Effective Date:

a.	The definition of “Premises” is deleted and the following is substituted in its place:

“A portion of the 3rd floor of the Building comprised of approximately 44,343 rentable square feet and a portion of the 2nd floor of the Building comprised of approximately 397 rentable square feet, substantially as shown on Exhibit A and Exhibit A-1 attached to the Lease.”

b.	The definition of the “Rentable Floor Area of Premises” is deleted and the following is substituted in its place: “44,740 rentable square feet.”

Exhibit 10.18(b)

c.	The definition of the “Tenant’s Percentage” is deleted and “34.23%” is substituted in its place.

d.	The rent schedule for the Annual Fixed Rent Rate1 is deleted and the following is substituted in its place:

Commencement Date – Rent Commencement Date:	$0.00
Rent Commencement Date through 2nd Lease Year:	$1,386,936.00
3rd and 4th Lease Years:	$1,498,788.00
5th and 6th Lease Years:	$1,588,272.00
7th and 8th Lease Years:	$1,677,756.00
9th and 10th Lease Years:	$1,767,228.00

e.	The rent schedule for the Monthly Fixed Rent Rate is deleted and the following is substituted in its place:

Commencement Date – Rent Commencement Date:	$0.00
Rent Commencement Date through 2nd Lease Year	$115,578.00
3rd and 4th Lease Years:	$124,899.00
5th and 6th Lease Years:	$132,356.00
7th and 8th Lease Years:	$139,813.00
9th and 10th Lease Years:	$147,269.00

4. Exhibit A to the Lease is hereby deleted, and Exhibit A attached hereto is substituted in its place.

1 The Annual Fixed Rent Rate and the Monthly Fixed Rent Rate set forth herein are net of electricity charges, which shall be paid for by Tenant during the Term commencing as of the Commencement Date, in accordance with Section 4.2.5 of the Lease.

Exhibit 10.18(b)

5. Landlord and Tenant confirm that the final construction schedule for the Base Building Work and the Tenant’s Work has been approved by the parties. The parties agree that while Section 3.2(c) of the Lease contemplates that the final approved construction schedule will be attached to the Lease as Exhibit I, the full size copy is too large to attach to the Lease and a reduced copy is illegible.  Accordingly, all references in the Lease to “Exhibit I” and the “Construction Schedule” shall mean that certain construction schedule prepared by Jones Lang LaSalle Construction, entitled “Project: Dyax Preliminary Schedule 11 Dated 9/22/11,” a full sized copy of which is on file in Landlord’s management office.

6. This Amendment may be executed in multiple counterparts, any one of which shall constitute a complete agreement binding on all parties.

7. As hereby amended, the Lease is ratified and confirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have each duly executed this Amendment as of the Effective Date.

NETVIEW 5 AND 6 LLC, a Delaware limited liability company

By:	NetView Investments LLC,
a Delaware limited liability company, its Manager

By:	NetView Holdings LLC,
a Massachusetts limited liability company, its Manager

By:	Nordblom Development Company, Inc.,
a Massachusetts corporation,
its Manager

By: /s/ Ogden Hunnewell
Name: Ogden Hunnewell
Title: E.V.P.

DYAX CORP

By: /s/ Mark Sawyer
Its: SVP Tech. Ops.
Hereunto duly authorized

Exhibit 10.18(b)

EXHIBIT A
PLAN SHOWING 3RD FLOOR PORTION OF THE PREMISES

THIRD FLOOR PLAN
TENANT SPACE
ADDITIONAL TENANT SPACE

55 Network Drive

Burlington, Massachusetts

FLOOR 3

Project:
Date: October 2011
Scale: NTS

SPAGNOLO GISNESS & Associates, Inc.